                                                                 Exhibit (8)(rr)

                    AMENDMENT TO THE PARTICIPATION AGREEMENT
                                DATED MAY 1, 2004
                                  BY AND AMONG
                                  PREMIER VIT,
                  ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC AND
                      ML LIFE INSURANCE COMPANY OF NEW YORK

     This is an amendment to the May 1, 2004 Participation Agreement ("Agreement") among Premier VIT (the "Fund"), Allianz Global Investors Distributors LLC, and ML Life Insurance Company of New York.

     Article XI. Notices. of the Agreement is hereby amended as follows:

          If to the Company: Barry G. Skolnick, Esquire
                             Vice President & General Counsel
                             1700 Merrill Lynch Drive, 3rd Floor
                             Pennington, New Jersey 08534
                             Email: barry_skolnick@ml.com
                             Fax: 609.274.0926

     Schedule 2 is amended to add the following Portfolio of the Fund as permitted in accordance with the provisions of the Agreement for investment by the separate accounts listed on Schedule 1:

NFJ Dividend Value Portfolio

May 1, 2007

                                        PREMIER VIT


                                        By:
                                            ------------------------------------
                                        Name: Brian S. Shlissel
                                        Title: President & CEO


                                        ALLIANZ GLOBAL INVESTORS DISTRIBUTORS
                                        LLC


                                        By:
                                            ------------------------------------
                                        Name: E. Blake Moore, Jr.
                                        Title: Managing Director & CEO


                                        ML LIFE INSURANCE COMPANY OF NEW YORK


                                        By:
                                            ------------------------------------
                                        Name: Kirsty Lieberman
                                        Title: Vice President & Senior Counsel


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